EXHIBIT 23

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Community Financial Corporation
Staunton, Virginia

     We hereby consent to the incorporation by reference in the Company's previously filed Registration Statements on Form S-8 (File #33-36124 and File #33-73844) of our reports dated April 24, 1997 relating to the consolidated financial statements and schedules of Community Financial Corporation appearing in the Company's 1997 Annual Report to Stockholders and in the Company's Annual Report on Form 10-K for the year ended March 31, 1997, respectively.


                                                   /s/  BDO Seidman, L.L.P.
                                                     ----------------------
                                                        BDO Seidman, L.L.P.

Richmond, Virginia
June 26, 1997